UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12

MILLENNIUM INDIA ACQUISITION COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

Hudson Bay Partners, LP

David H. Lesser

Arun Mittal

Habib Yunus

Dionisio D’Aguilar

Jesse Derris

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 Hudson Bay Partners, LP

301 Winding Road

Old Bethpage, NY 11804

+1 (212) 750-0371

An Important Notice about Your Investment in SMCG

September 4, 2013

Dear Fellow Shareholders:

My Name is David H. Lesser, and through my wholly owned investment firm Hudson Bay Partners, LP (“HBP”), I am the beneficial owner of 173,899 shares of Millennium India Acquisition Company, Inc. (“SMCG”), a Delaware corporation. HBP’s ownership represents approximately 2.1 % of the total shares outstanding of SMCG. All of HBP’s ownership is from cash purchases made in the open market. I am seeking your support to effect change at SMCG by replacing the current board with new directors (the “HBP Nominees”) with the goal of enhancing the value of SMCG stock.

In addition to the stock owned by HBP, HBP has secured the support of Fir Tree Inc. and its controlled and affiliated entities (collectively, “Fir Tree”) and Sanlam International Investment Partners Limited (Mauritius) and its controlled and affiliated entities (collectively, “Sanlam”). Fir Tree has informed HBP that it owns 1,370,692 shares of SMCG, or 16.7% of the total shares outstanding. Sanlam has informed HBP that it owns 1,360,391 shares of SMCG, or 16.6% of the total shares outstanding. Collectively, HBP, Fir Tree and Sanlam’s interests represent 35.3% of the total shares outstanding of SMCG. Our interests are directly aligned with yours, and we believe that there is significant value to be realized at SMCG relative to what is being done under the stewardship of the current directors and management.

HBP is concerned about the poor track record and lack of action by the current management team and Board of SMCG. It simply does not seem to have made any demonstrable effort over the past several years to enhance shareholder value and seems to be content to simply pass time and accrue its compensation. For example, the current management of SMCG completed an initial public offering in March 2006 at a price of $8.00 per share. SMCG stock closed at $0.84 per share on 8/30/13. Since its IPO, SMCG has made only one investment, having invested $46.7 million in a stock position that SMCG now values at $23.5 million. SMCG’s management and the Board do not appear focused on any effort to unlock value for SMCG’s shareholders, despite the Company's (i) dismal historical financial and stock price performance, (ii) significant trading discount relative to SMCG’s stated Net Asset Value, and (iii) high overhead levels relative to what makes sense for a company of this size.

HBP’s goal is to focus on building a strategy to unlock value for the benefit of all shareholders. HBP has reached out to the management of SMCG, but unfortunately SMCG has so far been unwilling to discuss HBP’s concerns despite repeated attempts on HBP’s part. On August 15, 2013, HBP hand-delivered a letter to SMCG seeking an inspection of its books and records pursuant to Delaware law. To date, SMCG has not replied to this letter. After HBP filed its preliminary consent materials with the SEC on August 22, 2013, SMCG’s counsel sent a letter to HBP’s counsel suggesting, among other things, a meeting between HBP and SMCG. To date, such a meeting has not taken place, although it may in the future. Given SMCG’s unresponsiveness and failure to take action to create shareholder value, I believe a change is in order. Simply put, we as shareholders deserve better. I believe that the only solution is to change the composition of the Board to put in charge directors who have the relevant experience and desire to establish a plan for SMCG to create shareholder value.

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Enclosed are consent materials seeking your support to change the composition of the Board of Directors of SMCG. HBP believes that the HBP Nominees are highly qualified individuals, all of whom are independent of current directors and management, with valuable and relevant business and financial experience that will bring a fresh perspective to the boardroom and would be extremely helpful in evaluating and executing on initiatives to unlock value at SMCG. Under the Delaware law that governs SMCG, at whatever time holders (as of the record date for purposes of the consents being solicited, which is September 4, 2013) of a majority of SMCG shares support our position and execute and return to us the enclosed consent card in favor of our proposals, and we then deliver the consents to the company within 60 days of September 4, 2013 (that is, on or before November 3, 2013), the current directors will be considered removed and the HBP Nominees considered elected. SMCG has recently publicly disclosed that it has scheduled the annual meeting of stockholders for October 21, 2013 at 10:00 AM (local time), at the offices of SMC Group, 11/6B Shanti Chamber, Pusa Road, New Delhi, India 11000. Therefore, if the holders of a majority of SMCG shares execute the consent card in favor or our proposals and return them on a timely basis, we should be able to replace the current directors prior to the annual meeting scheduled by SMCG.

The enclosed Consent Solicitation Statement and the consent card labeled “WHITE CONSENT CARD” are first being sent or given to shareholders of SMCG on or about September 4, 2013.

HBP STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE ACCOMPANYING CONSENT MATERIALS, AND ALL OTHER, LATER MATERIALS IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. ALL CONSENT MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT WWW.SEC.GOV. REQUESTS FOR COPIES CAN ALSO BE DIRECTED TO HUDSON BAY PARTNERS, LP USING THE CONTACT INFORMATION PROVIDED ABOVE.

We urge you to consider carefully the information contained in the accompanying Consent Solicitation Statement, and then support our efforts by signing, dating and returning the enclosed “WHITE CONSENT CARD” today.

If you have already returned a proxy card provided by SMCG, you have every right to change position and consent to our proposals, by signing and returning a later-dated “WHITE CONSENT CARD”. Because our solicitation of consents is separate from the annual meeting and may result in the election of a new Board that may decide to change or cancel the annual meeting, even if you plan to vote at or attend the annual meeting, please consent to our proposals by signing, dating and mailing the enclosed “WHITE CONSENT CARD.”

If you have any questions or require any assistance with your consenting and voting, please contact David H. Lesser at +1 (212) 750-0371 or via email at: david@dlesser.com.

Thank you for your support,

David Lesser

President – General Partner

Hudson Bay Partners, LP

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CONSENT SOLICITATION STATEMENT

This consent solicitation statement is furnished by Hudson Bay Partners, LP (“HBP”) in connection with a solicitation of written consents to replace the current board of directors of Millennium India Acquisition Company, Inc. (“SMCG”). If HBP timely receives written consents from holders of more than 50% of SMCG’s outstanding shares, it will be able to replace the current board of directors of SMCG (the “Current Board”) with new directors that have been identified by HBP and are named in Proposal No. 1 below (the “HBP Nominees”), and it will be able to act to replace the Current Board with the HBP Nominees at any time during the period extending for 60 days from the first delivery of a written consent to SMCG, which occurred on September 4, 2013 (that is, on or before November 3, 2013). As a result, if HBP receives such consents, it will be able to replace the Current Board either before or after the Annual Meeting of Stockholders of SMCG that has been scheduled by SMCG to be held on Monday, October 21, 2013 at 10:00 AM, at the offices of SMC Group located at 11/6B Shanti Chamber, Pusa Road, New Delhi, India 110005 (such meeting, and any applicable adjournments thereof, the “Annual Meeting”).

The record date for the solicitation of consents being made by HBP in this document is September 4, 2013 (the “Consent Record Date”). Shareholders of record at the close of business on the Consent Record Date will be entitled to consent, withhold consent or abstain in respect of each of the three consent proposals set forth as Proposals No. 1, 2 and 3 in this document and in the enclosed “WHITE CONSENT CARD”. According to the most recent filings of SMCG with the U.S. Securities and Exchange Commission, (the “SEC”), there are 8,219,875 shares of common stock outstanding, each share being entitled to one response of consent, withhold consent or abstain in respect of each of the consent proposals being presented. If you have been sent this document, it is because the records of SMCG shareholders available to HBP indicate that you are eligible to respond in respect of the proposals set forth in this document and in the enclosed “WHITE CONSENT CARD”.

According to the Current Board’s proxy statement, the principal executive offices of SMCG are located at 330 E. 38th Street, New York, NY 10016. SMCG lists its telephone number as (917) 640-2151.

HBP beneficially owns an aggregate of 173,899 shares of SMCG, representing approximately 2.1% of the outstanding shares of SMCG. HBP intends to consent with respect to all of its shares in favor of Proposals 1, 2 and 3 contained in this Consent Solicitation Statement. In addition to the stock owned by HBP, HBP has secured the support of Fir Tree Inc. and its controlled and affiliated entities (collectively, “Fir Tree”) and Sanlam International Investment Partners Limited and its controlled and affiliated entities (collectively, “Sanlam”). Fir Tree has informed HBP that it owns 1,370,692 shares of SMCG, or 16.7% of the total shares outstanding. Sanlam has informed HBP that it owns 1,360,391 shares of SMCG, or 16.6% of the total shares outstanding. Collectively, HBP, Fir Tree and Sanlam’s interests represent 35.3% of the total shares outstanding of SMCG.

THIS SOLICITATION IS BEING MADE BY HBP AND THE OTHER PERSONS NAMED ON THE COVER PAGE OF THIS DOCUMENT, AND NOT ON BEHALF OF THE CURRENT BOARD OR MANAGEMENT. HBP AND THE OTHER PARTICIPANTS IN THIS SOLICITATION URGE YOU TO MARK, SIGN, DATE AND RETURN THE “WHITE CONSENT CARD” IN FAVOR OF THE ELECTION OF THE HBP NOMINEES AND THE OTHER PROPOSALS PRESENTED IN THIS DOCUMENT. ANY CONSENT MAY BE REVOKED AT ANY TIME BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER-DATED CONSENT. THEREFORE, WE URGE YOU NOT ONLY TO MARK, SIGN, DATE AND RETURN THE “WHITE CONSENT CARD”, BUT ALSO TO AVOID THEREAFTER EXECUTING REVOCATIONS OR OTHER CONSENTS THAT MAY BE SENT TO YOU BY SMCG OR ITS CURRENT BOARD OR MANAGEMENT SEEKING TO HAVE YOU NULLIFY THE EFFECT OF YOUR EXECUTED “WHITE CONSENT CARD”.

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IMPORTANT

Your response is important, no matter how many or how few shares you own. HBP urges you to mark, sign, date and return the enclosed “WHITE CONSENT CARD” today to CONSENT to the election of the HBP Nominees and the other proposals presented in this document.

If your shares are registered in your own name , please sign and date the enclosed “WHITE CONSENT CARD” and return it in the enclosed envelope today.

If your shares are held in a brokerage account, bank or otherwise in street name , you are considered the beneficial owner of the shares, and these consent materials, together with a voting instruction form, are being forwarded to you by your broker, bank or other representative. As a beneficial owner, you must instruct your broker, bank or other representative how to respond. Your broker cannot respond in respect of your shares on your behalf without your instructions. Depending upon the identity of your broker, bank or representative, you may be able to provide voting instructions through a toll-free telephone number. Please refer to the accompanying materials on how to provide voting instructions by telephone. You may also provide voting instructions by signing, dating and returning the voting instruction form enclosed for you.

Because only your latest-dated consent will count, we urge you NOT to return any consent you receive from SMCG or the Current Board. Remember, you can consent to install the HBP Nominees only on the consent card labeled “WHITE CONSENT CARD.” So, please make certain that the latest-dated consent you return is the consent card labeled “WHITE CONSENT CARD.”

REASONS FOR SOLICITATION

As a shareholder in SMCG, HBP believes that current directors and management are not doing enough to create shareholder value. For this reason, HBP is seeking your consent to replace the current SMCG Board with the HBP Nominees and for your consent to the other proposals presented in this document. We believe that replacing the existing Board of Directors with the HBP Nominees will pave the way for proceeding with a plan to enhance shareholder value.

SMCG was formed in connection with an initial public offering (“IPO”) that was completed by the current management team in March 2006 at a price of $8.00 per share. The current stock price is $0.84 (8/30/13 close) and no dividends have been paid to shareholders since the IPO. We believe that the following stock price chart tells the story of the performance of our current management team quite well:

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(Source: NASDAQ website)

SMCG commenced as what has commonly been referred to as a Special Purpose Acquisition Company (“SPAC”), wherein a management team raises money through an IPO and seeks to invest the proceeds thereafter, typically in an operating business. Since the SMCG IPO, SMCG has made a single investment, having invested $46.7 million to acquire stock in SMC Global Securities LTD (“SMC”), a private finance company based in India. SMCG’s 2012 Annual Report values this investment at $23.5 million. Accordingly, the current SMCG management team estimates that it has lost approximately $23.2 million on SMCG’s sole investment. SMCG’s 2012 Annual Report provides an indication of Net Asset Value (“NAV”) of $22.4 million, which translates to $2.72 per share. Based on this estimate of NAV, SMCG is trading at a 70% discount to SMCG’s estimate of NAV. SMCG management has not articulated a strategy to reduce this discount to NAV or create shareholder value in any way.

Current management appears content to do nothing to enhance value, while earning significant compensation that is in our view out of line with the activities of the company. SMCG has not made any investments other than its original investment in SMC. Since this investment is a minority stockholding, there is little that that current management team must do on a day-to-day basis to oversee the assets of SMCG. During 2012, SMCG incurred total salaries of $500,000. By way of comparison, this is the equivalent of 7.2% of the equity capitalization of the company (compared to management fees for investment companies that are typically in the range of 1-2%). Additionally, it seems that SMCG management has effectively outsourced most of the few management functions that are actually required to be undertaken. SMCG’s 2012 Annual Report states:

Gemini Fund Services (“GFS”) provides administrative services to the Company including fund administration and fund accounting, pursuant to an Administration Agreement with the Company, for which it receives a minimum annual fee.  Prior to March 2009, fees were billed at $5,625 per month for fund administration and fund accounting combined.  Starting in March 2009 fees are billed at $3,000 per month for fund administration and $1,333 for fund accounting.  The fund accounting fees plus 10% interest compounded monthly will be deferred until there is a subsequent public offering.  Currently, the Company has deferred $73,809 through December 31, 2012; $21,488 was accrued for the year ended December 31, 2012.  The Company also pays GFS for out of pocket expenses.

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Given the current size of SMCG, the existing salary structure does not make sense to us and should be reduced. If the HBP Nominees are elected, we would expect them to immediately and substantially reduce SMCG’s compensation rates to an amount that is no more than half of the SMCG salaries in 2012. We would expect the HBP Nominees to continue to maintain compensation at such levels until such time, if any, that a change is warranted by a material expansion of SMCG’s business. We would also expect the HBP Nominees to consider establishing a compensation incentive structure that would align management compensation levels with shareholder returns.

In addition, if the HBP Nominees are elected, HBP is prepared to offer free office space to SMCG, commencing immediately and continuing indefinitely, until such time, if ever, as SMCG expands its business to include a material number of additional employees and therefore must secure additional space (which we would expect it would be able to secure from third parties on commercial terms in the usual course of business). According to SMCG’s 2012 Annual Report, it paid $53,700 for “rent and office” expense for 2012. SMCG lists its principal place of business as 330 East 38th Street, Suite 30F, New York, NY 10016, which is a residential apartment building located in New York City. It is unclear if this is the apartment of one of SMCG’s officers or directors.

HBP believes that the HBP Nominees may be able to identify other expenses for reduction or elimination as well, including travel expenses. HBP questions why SMCG holds its annual meeting in India. Not only does this seem like an unnecessary expense, but it also seems to reduce the likelihood of participation of SMCG shareholders. According to SMCG’s 2012 Annual Report, SMCG incurred $20,700 and $22,474 for business travel expense and “out of pocket expense” in 2012. If the HBP Nominees are elected, we expect that they would review the merits of holding meetings in India or other locations requiring substantial travel expenses. Notwithstanding the foregoing, there can be no assurance that HBP’s expectations of material savings in compensation and other expenses will be achieved.

HBP believes that SMCG should be pursuing a strategy to create shareholder value and is seeking to elect the HBP Nominees to oversee that strategy. We expect the HBP Nominees to work toward their objective primarily through (i) a strategic evaluation of SMCG’s current sole investment – its ownership of stock in SMC, (ii) a review of current overhead with an immediate attempt to reduce costs in line with actual activities and (iii) a strategic review of potential business opportunities to expand SMCG’s business. HBP would expect the HBP Nominees’ evaluation and reviews to lead to reduced overhead costs and the implementation of one of the following strategies: (i) a restructuring of SMCG that would involve an expansion of its business and investments; (ii) an exit from SMCG’s sole investment; (iii) a combination of (i) and (ii); and (iv) a liquidation of SMCG. HBP would expect the HBP Nominees to pursue whichever of these strategies is likely to provide the most value to shareholders. In connection with the strategic review of the current sole asset and the consideration of expanding SMCG’s business, HBP believes that SMCG should consider refocusing its activities within the U.S. and investing in opportunities that generate stable, ongoing cash flow that could result in cash dividends to SMCG’s shareholders. HBP has identified a number of attractive energy-related investments that it believes offer stable cash flow generation.

HBP cautions, however, that any such undertakings in respect of SMCG’S business involve risks. An expansion of SMCG’s business and investments would have to be financed, including possibly through the issuance of additional public equity, the incurrence of debt as appropriate, or both. Financing any expansion, issuing additional equity and incurring debt would all involve risks, including the risk that sufficient finance could not be secured on acceptable terms or at all, the risks of dilution to shareholdings and reduced share prices in the public markets, and the risks of incurring more debt than could be serviced by cash flows generated by SMCG, in particular if SMCG’s sole investment continues not to pay dividends or increase in market value. In addition, any changes to SMCG’s current business may require additional shareholder approval. When SMCG acquired its current sole asset, it registered as an “investment company” under the U.S. Investment Company Act of 1940 (the “1940 Act”). As a consequence of that registration, SMCG is subject to fundamental investment restrictions that require it to invest more than 25% of its total assets in businesses that have operations primarily in India and more than 25% of its total assets in the financial services industry, and to a non-fundamental investment restriction (including by virtue of SMCG’s fund name containing the word “India”) that requires it to invest at least 80% of its assets in the equity securities of Indian companies or instruments with similar economic characteristics. The foregoing fundamental investment restrictions cannot be changed without majority shareholder approval in compliance with the requirements of the 1940 Act, and the foregoing non-fundamental investment restriction cannot be changed without 60 days’ prior notice to shareholders in compliance with the requirements of the 1940 Act. Similarly, were the new directors to determine that SMCG should cease being an “investment company”, it could not do so without shareholder approval in compliance with the requirements of the 1940 Act. Finally, liquidation of SMCG could only be undertaken after shareholder approval pursuant to the 1940 Act and Delaware law. In the event additional shareholder approval would be required to undertake any of the changes to SMCG’s business contemplated herein, HBP would expect the new Board to take all necessary steps to seek that approval, including by calling a shareholders’ meeting or meetings, or seeking written consents from shareholders. There can be no assurance, however, that any such shareholder approval could be secured on a timely basis or at all. In all events, there can be no assurance that HBP’s expectations for the evaluation, review and redirection of SMCG’s business and the creation thereby of shareholder value will be achieved.

HBP believes it is time for a change. Current management has presided over a 90% destruction of shareholder value in terms of stock price since the IPO. For their efforts, current management has received or accrued approximately $3 million of compensation over the past six years, equal to approximately 50% of SMCG’s current market capitalization. Their ongoing annual salaries, equal to over 7% of SMCG’s current market capitalization, continue to destroy shareholder equity value to the detriment of SMCG’s shareholders. This is neither sustainable nor, in our view, in the interest of shareholders.

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HBP offers an alternative. Its specific proposals, and specific comments as to each, are as follows:

Proposal No. 1

Remove without cause all members of the SMCG Board of Directors, including Gul Asrani, F. Jacob Cherian, Suhel Kanuga, Thomas Mathew, C.P. Krishnan Nair and all other persons (other than any individual Participants) elected or appointed to fill any Board vacancy or directorship created after August 1, 2013 and on or before November 3, 2013.

Comment : In this proposal, the term “individual Participants” refers to the HBP Nominees (the term “Participants” being defined later in this document and on the white consent card to mean HBP and the HBP Nominees). This proposal would remove the Current Board if consented to by the holders as of the Consent Record Date of a majority of SMCG shares, and if white consent cards representing such a majority are delivered to SMCG pursuant to applicable law within 60 days of the Consent Record Date.

Proposal No. 2

Elect David H. Lesser, Arun Mittal, Habib Yunus, Dionisio D’Aguilar and Jesse Derris to serve as the members of the Board of Directors of SMCG until the next annual meeting of shareholders and until their successors are duly elected and qualified.

Comment : This proposal would elect the HBP Nominees to replace the directors removed pursuant to Proposal No. 1, if consented to by the holders as of the Consent Record Date of a majority of SMCG shares, and if white consent cards representing such a majority are delivered to SMCG pursuant to applicable law within 60 days of the Consent Record Date.

Proposal No. 3

Repeal as null all modifications of the SMCG By-laws enacted after August 1, 2013 and on or before November 3, 2013.

Comment: This proposal is intended to prevent any changes to the governance of SMCG that might result in SMCG’s shareholders not having a full and fair opportunity to consider and adopt HBP’s proposals for change discussed herein.

The proposals do not solicit, or purport to secure, any authority from any participating shareholder to respond with respect to more than one consent solicitation (namely, the solicitation of the three consent proposals discussed herein, during the 60-day period commencing on the Consent Record Date).

In order to effectuate the foregoing, the “WHITE CONSENT CARD”, when properly marked, signed, dated and returned, shall be delivered to SMCG by the Participants pursuant to applicable law as soon as they have received , on or before November 3, 2013, a sufficient number of such cards to constitute the consent of the holders of a majority of SMCG stock to the actions for which consent is provided on the card and described above.

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This Consent Solicitation Statement and the enclosed consent card labeled “WHITE CONSENT CARD” are first being sent or given to shareholders of SMCG on or about September 4, 2013.

We are soliciting your written consent in favor of Proposals No. 1, 2 and 3 because we believe SMCG stockholders will be best served by directors who are committed to safeguarding and promoting the best interests of all SMCG stockholders .

Proposals 1, 2 and 3 can be effected by written consent as soon as, on or before November 3, 2013, the holders of a majority of SMCG shares execute and return to us white consent cards and we deliver those consents to SMCG under applicable Delaware law.

Basic Information Concerning the HBP Nominees

In the HBP Nominees, HBP has assembled a group of prospective directors of SMCG who are independent of the current directors and management, professional and believe, as do we, that the interests of the shareholders of SMCG should be placed above the interests of management. None of the HBP Nominees have prior experience managing or serving as directors of registered investment companies. However, in the biographical summaries below, we discuss the specific experiences, qualifications, attributes and skills that led to the conclusion that these individuals should serve as directors.

Name	Age	Experience

David. H. Lesser[1]	47

A private investor with experience with public market value creation; principal positions over the last 5 years: Chairman and CEO of Power REIT (NYSE MKT: PW) since 2011 and president of Hudson Bay Partners, LP since 1995.

Arun Mittal, CFA[1]	36

A private investor with capital markets and public markets experience; principal positions over the last 5 years: Executive Vice President of Power REIT (NYSE MKT: PW) since 2011 and Managing Principal of Caravan Partners, LLC since 2008.

Habib Yunus, CPA [1]	37

An executive with capital markets, accounting and tax experience; principal positions over the last 5 years: President of Wabi, Inc. since January 2013; from 2010-2012 a project manager with Toyota Tsusho America, Inc; from 2006-2010 led the international tax team at Shinsei Bank, Ltd. (Japan).

Dionisio D’Aguilar [1]	48	An executive with experience on multiple boards; principal positions over the last 5 years: President and CEO of Superwash Limited since 1993.

Jesse Derris [1]	33

An executive with experience in crisis management and public relations; principal positions over the last 5 years: CEO of Derris & Company since 2012; from 2005-2012 held various positions with Sunshine Sachs.

1. Correspondence to the HBP Nominees can be sent to c/o Hudson Bay Partners, L.P., 301 Winding Road, Old Bethpage, NY 11804, unless otherwise noted.

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The following are biographical summaries of the experience of the HBP Nominees:

David H. Lesser

Mr. Lesser is a private investor. Mr. Lesser has been for the president of Hudson Bay Partners, LP (“HBP”) for the past 17 years. HBP is an investment firm focused primarily on real estate-related situations and alternative energy opportunities.

Mr. Lesser has significant public company experience. Mr. Lesser currently serves as Chairman and CEO of Power REIT (NYSE MKT: PW), a real estate investment trust focused on energy and transportation infrastructure. Mr. Lesser previously served as a Director of Keystone Property Trust and Santa Fe Gaming. Prior to forming Hudson Bay Partners, Mr. Lesser was a Director of Investment Banking at Merrill Lynch & Co.

Mr. Lesser also serves as a trustee of the Town Hall in New York City and is a Director of eLab Incubator and Student Agencies Foundation, both of which are located in Ithaca, NY and relate to entrepreneurship at Cornell University.

Since 1995, Mr. Lesser, through HBP, has invested in numerous opportunities, including a reverse merger transaction in 1997 that led to the formation of Keystone Property Trust (NYSE: KTR) (“Keystone”). Mr. Lesser, as president of HBP, led an investor group and structured a reverse merger transaction with American Real Estate Investment Corporation (AMEX: REA) to ultimately form Keystone. The transaction involved an investment of $30 million of cash, the merger of a property management company and the acquisition of a family-owned portfolio of industrial properties for ownership.  In addition to initial structuring and equity investment by HBP, Mr. Lesser served on Keystone’s board of trustees until June 2000.  Keystone was acquired by Prologis (NYSE: PLD) in 2004 for a total enterprise value of $1.4 billion, thereby delivering a compound annual shareholder return of 16.5% from the initial transaction.

Mr. Lesser holds a Masters of Business Administration (M.B.A.). from Cornell University and a B.S. in Applied Management and Economics from Cornell University.

We believe Mr. Lesser’s extensive investment experience and experience with public companies make him well qualified to serve as a director of SMCG.

Arun Mittal, CFA

Mr. Mittal, a chartered financial analyst (“CFA”), has over a decade of investment banking and business experience in the financial institutions and energy sectors. Mr. Mittal is currently an Executive Vice President at Power REIT (NYSE MKT: PW) and has served as an officer of PW since 2011. From 2008 to the present, Mr Mittal has also run Caravan Partners, LLC, a boutique consulting and investment firm, as Managing Principal and sole owner. Mr. Mittal was previously a Director at StoneCastle Partners, LLC, a boutique investment bank and asset manager with over $4.0 billion in assets under management, which he joined in 2006. From 2000 to 2006, Mr. Mittal served in various roles of increasing responsibility at Shinsei Bank (Tokyo) in the bank's capital markets and asset backed investment groups, culminating in Mr. Mittal serving from 2005 to 2006 as CEO of Shinsei Capital (USA), Ltd., the bank's non-bank subsidiary based in New York, overseeing the bank's asset backed investments in the U.S.

Mr. Mittal holds a B.S. in Electrical Engineering from Stanford University (1998) and an M.S. in electrical engineering from Georgia Institute of Technology (2000).

We believe Mr. Mittal’s experience with public companies and his qualification as a Chartered Financial Analyst make him well qualified to serve as a director of SMCG.

Habib Yunus, CPA

Mr. Yunus is a Certified Public Accountant (“CPA”) with more than 15 years of experience in accounting, finance and investing. Mr. Yunus is the sole owner and President of Wabi, Inc. a boutique business and investment advisory firm which he founded in January, 2013. From 2010 until the formation of Wabi, Inc., Mr. Yunus was previously a project manager with Toyota Tsusho America, Inc. (“Toyota”), where he was deal originator and lead negotiator on a $602 million joint venture with Encana Corporation (NYSE: ECA). From 2006-2010, Prior to Toyota, Mr. Yunus led the international tax team at Shinsei Bank, Ltd. (Japan), where he was also instrumental in a $5.7 billion acquisition of GE Money and a proposed merger with Aozora Bank. From 1999-2006, Mr. Yunus held various tax and advisory roles with Deloitte & Touche in the U.S. and Japan.

Mr. Yunus holds a B.S. in Accounting and Masters of Accounting (Tax specialization) degrees from the University of Florida.  Mr. Yunus holds a CPA designation in Georgia.

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We believe Mr. Yunus’ experience with finance and accounting, including his qualification as a Certified Public Accountant, make him well qualified to serve as a director of SMCG.

Dionisio D’Aguilar

Mr. D’Aguilar is a business executive who has served as President and CEO of Superwash Limited since 1993. Superwash Limited is the largest chain of self-service laundry facilities in the Bahamas. Since 2011, Mr. D’Aguilar has served as a Director of Bahamar, a $3 billion resort under construction on Nassau in the Bahamas. Since 2006, Mr. D’Aguilar has served as a Director of J.S. Johnson and Company Limited, which is the largest firm of insurance brokers and agents in the Bahamas and is publicly traded on the Bahamas International Stock Exchange (BISX). Since 2009, Mr. D’Aguilar has served as Chairman of the Board of AML Foods Limited, which is the second largest retailer of food in the Bahamas and is publicly traded on the BISX. Since 2008, Mr. D’Aguilar has served as Chairman of the Board of Insurance Company of The Bahamas Limited. Since 2009, Mr. D’Aguilar has served as Honorary Consul to the Kingdom of the Netherlands in the Commonwealth of the Bahamas. From 1987 to 1993, Mr D’Aguilar served as President of the Bahamas Chamber of Commerce. From 1987 to 1993, Mr. D’Aguilar held various positions at KPMG US. He is qualified as a Certified Public Accountant (CPA) in the State of New York.

Mr. D’Aguilar holds a B.S. in Hotel Administration from Cornell University and a Masters of Business Administration (M.B.A.) from Cornell University.

We believe Mr. D’Aguilar’s experience serving on various boards, as well as his financial background, including his designation as a Certified Public Accountant, make him well qualified to serve as a director of SMCG.

Jesse Derris

Mr. Derris is the Founder and CEO of Derris & Company which he founded in 2012. Derris & Company is, a brand strategy and public relations firm headquartered in New York City. Mr. Derris serves as a crisis counselor for major corporations and executives in media, finance, fashion, entertainment and sports, and invests in and advises consumer-facing start-ups at various stages of development.

Prior to founding Derris & Company, Mr. Derris had various positions with served as Senior Vice President and Partner at Sunshine Sachs starting in 2005, where he lead the firm’s work in a variety of verticals industries, including finance, crisis, digital, sports and real estate. Prior to Sunshine Sachs, Mr. Derris was associated with Rabinowitz-Dorf Communications, a boutique public relations and public affairs firm in Washington, D.C. Mr. Derris also served as a state spokesman on John Kerry’s 2004 Presidential Campaign.

Mr. Derris holds a B.A. from the University of Wisconsin-Madison.

We believe Mr. Derris’s experience related to public relations makes him well qualified to serve as a director of SMCG.

Beneficial Ownership of SMCG By the Participants in this Consent Solicitation

The table below sets forth the direct and beneficial ownership of shares of SMCG as of the Consent Record Date by each of the Participants in this consent solicitation, including the HBP Nominees.

	Owned at September 4, 2013
Name of Shareholder	Number of Shares	% of Outstanding Shares
HBP / David H. Lesser (1)	173,899	2.1%
Arun Mittal	0	0%
Habib Yunus	0	0%
Dionisio D’Aguilar	0	0%
Jesse Derris	0	0%
Total	173,899	2.1%

____________________

(1)	David H. Lesser has beneficial ownership of 173,899 shares as follows: 173,899 through Hudson Bay Partners, LP (“HBP”), an investment firm of which Mr. Lesser is president of the General Partner and owns 100% thereof and which is the direct holder of the shares beneficially owned by Mr. Lesser.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power. In addition, under SEC rules, a person is deemed to be the beneficial owner of securities which may be acquired by such person upon the exercise of options and warrants or the conversion of convertible securities within 60 days from the date on which beneficial ownership is to be determined.

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In addition to the ownership described above related to the Participants, HBP has secured the support of Fir Tree and Sanlam to consent to HBP’s Proposals 1, 2 and 3. Each of Fir Tree and Sanlam has represented to HBP that it is not participating in consent solicitation efforts, other than by voting in favor of HBP Proposals 1, 2 and 3. The following is a chart that shows the ownership of Fir Tree and Sanlam, respectively, as represented to HBP by each party:

	Owned at September 4, 2013
Name of Shareholder	Number of Shares		% of Outstanding Shares
Fir Tree	1,370,692	(a)	16.7%
Sanlam	1,360,391		16.6%
Total Identified Supporters	2,731,083		33.2%

(a) Fir Tree Capital Opportunity Master Fund, L.P. owns 145,200 shares and Fir Tree Value Master Fund, L.P. owns 1,225,492 shares.

Each of the HBP Nominees has consented to be named in this Consent Solicitation Statement and to serve as a director of SMCG, if elected. If any of the HBP Nominees is unable to serve as a director or will not serve if elected, the authority provided in the enclosed “WHITE CONSENT CARD” will be exercised to consent in respect of a substitute designated by HBP. HBP has no reason to believe that any of the HBP Nominees will be unable to serve as a director or will not serve if elected. In addition, HBP reserves the right to nominate substitute persons if SMCG makes or announces any changes to its By-laws or other governing documents or rules or takes or announces any other action that has, or if consummated would have, the effect of disqualifying one or more of the HBP Nominees or denying shareholders of SMCG a full and fair chance to consent in respect of HBP’s proposals. In any such case, shares represented by the enclosed “WHITE CONSENT CARD” will be used to consent to such substitute nominees.

The HBP Nominees would be considered independent under the independence standards applicable to SMCG under paragraph (a)(1)(ii) of Item 407 of the SEC’s Regulation S-K based on the New York Stock Exchange’s definition of director independence. HBP believes that if the HBP Nominees are elected, there will be a sufficient number of independent directors to serve on the board’s audit committee, as well as on a compensation committee and nominating and governance committee to the extent such committees are created. HBP further believes that Habib Yunus qualifies as an “audit committee financial expert” as defined by the SEC’s rules.

Other than as described in this Consent Solicitation Statement, neither HBP nor any of the HBP Nominees named in this Consent Solicitation Statement nor any other person who may solicit proxies on their behalf (if any):

−	has purchased or sold any class of securities of SMCG within the past two years, except for HBP, which has purchased 173,899 shares by open market purchases over the last six months;

−	has borrowed funds for the purpose of acquiring or holding any shares of SMCG within the past two years;

−	is now or within the past year has been a party to any contract, arrangement or understanding with any person with respect to any securities of SMCG;

−	had or will have a direct or indirect material interest in any transaction, or series of similar transactions, since the beginning of SMCG’s last fiscal year, or any currently proposed transaction, or series of similar transactions, to which SMCG or any of its subsidiaries was or is to be a party and in which the amount involved exceeds $120,000; or

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−	has any arrangement or understanding with any person with respect to any future employment with SMCG or its affiliates or any future transactions to which SMCG or any of its affiliates will or may be a party.

There are no present plans, understandings or arrangements whereby HBP or any of the HBP Nominees will acquire any of SMCG’s operations or assets.

You may have received, or may receive in the future, a separate proxy solicitation from SMCG. For all of the reasons discussed in this Consent Solicitation Statement, we strongly urge you to REJECT SMCG’s solicitation and NOT sign any proxy card that SMCG has sent or will send to you.

You are urged to CONSENT to the election of the HBP Nominees as directors of SMCG and to HBP’s other consent proposals by promptly marking, signing, and dating the enclosed “WHITE CONSENT CARD” and returning it in the postage-paid envelope provided.

PROCEDURES RELATED TO VOTING WRITTEN CONSENTS

Only shareholders of record at the close of business on the Consent Record Date will be entitled to consent, withhold consent or abstain in respect of the consent proposals set forth as Proposals No. 1, 2 and 3 in this document and in the enclosed “WHITE CONSENT CARD”. Each share is entitled to one response of consent, withhold consent or abstain in respect of each of the consent proposals. Shareholders who sold their shares of SMCG before the Consent Record Date (or acquire them without consent rights after the Consent Record Date) may not respond in respect of the consent proposals. Shareholders of record on the Consent Record Date will retain their consent rights in respect of the consent proposals even if they sell their shares after the Consent Record Date. Based on publicly available information, HBP believes that the only outstanding class of securities of SMCG entitled to respond in respect of the consent proposals are SMCG’s common shares. Shares represented by properly executed consent cards labeled “WHITE CONSENT CARD” will be voted in respect of the consent proposals as marked. If your shares are held in “street name,” whether through a broker, bank or other representative, only such bank, broker or other representative can sign the consent card labeled “WHITE CONSENT CARD” with respect to your shares. You are therefore urged to contact the person(s) responsible for your account and give them instructions for how to complete the “WHITE CONSENT CARD” representing your shares so that it can be timely returned on your behalf. You also should confirm in writing your instructions to the person(s) responsible for your account and provide a copy of those instructions to HBP so that it can attempt to ensure that your instructions are followed.

With respect to shares held in “street name,” your broker is no longer permitted to vote your uninstructed shares on a discretionary basis on certain matters. The matters described in this Consent Statement would be deemed non-routine matters for which discretionary voting is not permitted. Thus, if you hold your shares in street name and do not instruct your broker how to respond in respect of any one or more of the consent proposals, no votes will be cast on your behalf with respect to such proposal or proposals. Accordingly, please ensure that you complete the voting instruction form relating to the “WHITE CONSENT CARD” sent by your broker, bank or other representative.

The holders of a majority of SMCG’s issued and outstanding stock must consent to a consent proposal before it can be presented to SMCG for enactment. Withholding consent from or abstaining from a consent proposal will not count toward the required amount of approvals.

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SOLICITATION OF WRITTEN CONSENTS

The solicitation of consents pursuant to this Consent Solicitation Statement is being made by HBP and the other Participants. Consents may be solicited by mail, fax, telephone, telegraph, email and otherwise on the Internet, in person and by advertisements. The expenses of preparing, printing and distributing this Consent Solicitation Statement and the accompanying form of consent card, and the cost of soliciting consents and proxies, will be borne by HBP. Such expenses are estimated to be up to approximately $100,000.

Copies of soliciting materials will be furnished to banks, brokerage houses and other custodians, nominees, fiduciaries and representatives that are record holders for forwarding to the beneficial owners for whom they hold shares of SMCG, and HBP will reimburse them for their reasonable out-of-pocket expenses in connection therewith.

If this consent solicitation is successful, HBP will seek, without the vote of the shareholders of SMCG, reimbursement from SMCG for up to $100,000 of expenses incurred in connection with this consent solicitation, to the extent permitted by the Investment Company Act and other applicable laws and rules. HBP would expect any decision by SMCG to reimburse HBP for any such costs to follow a consideration by SMCG of HBP’s request under the Investment Company Act and all other applicable laws and rules. In addition, HBP may receive payment as further described below.

On August 22, 2013, Fir Tree entered into an Agreement (the “HBP Agreement”), with HBP for the purpose of agreeing to coordinate certain efforts with respect to HBP’s proposal of certain actions relating to SMCG. Pursuant to the HBP Agreement, HBP has proposed to engage in a strategy with respect to SMCG to influence SMCG’s board of directors to enhance shareholder value, including, without limitation, the following: (i) restructure SMCG; (ii) work to exit SMCG’s sole investment; (iii) reduce overhead; and (iv) propose and implement a new business plan to enhance shareholder value (or liquidate SMCG) (clauses (i)-(iv), collectively, the “Business Objective”). The material terms of the HBP Agreement are described below. The complete agreement has been filed as an exhibit to HBP’s report on Schedule 13D in respect of the common stock of SMCG, filed with the Commission on August 27, 2013 (File No. 005-82071). We are aware of no other arrangements or understandings among members of both former and new control groups and their associates with respect to the election of directors or other matters.

In connection with the Business Objective, Fir Tree has agreed that during the period commencing on August 22, 2013 and continuing until the termination of the HBP Agreement, at any meeting (whether annual or special or whether or not an adjourned or postponed meeting) of the holders of SMCG common stock (“Common Stock”) or action by written consent of the holders of Common Stock, however called, Fir Tree and any of its or its controlled affiliates’ respective investment funds, managed accounts or other investment vehicles managed or advised by them, including, Fir Tree Value and Fir Tree Capital (the “Fir Tree Entities”), will cause their respective shares of Common Stock to be counted as present thereat and to vote such shares of Common Stock (i) in favor of any matters necessary for the advancement of the Business Objective and (ii) against any action, proposal, agreement or transaction that is intended that could reasonably be expected, or the effect of which could reasonably be expected, to materially impede, interface with, delay or postpone, discourage or adversely affect the Business Objective. The foregoing obligations of the Fir Tree Entities terminate upon the earlier of the termination of the HBP Agreement, as described below, and the first to occur of the following events (each, a “Trigger Event”):

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•           the second annual meeting of shareholders after August 22, 2013 in the event HBP has not been successful in obtaining the election or appointment to SMCG’s board of directors of a number of HBP nominees representing at least a majority of SMCG’s board of directors (an “Appointment Event”);

•           the liquidation of SMCG if SMCG agrees to liquidate;

•           if an Appointment Event occurs and HBP and Fir Tree are unable to agree upon a new business plan for SMCG within twelve months after the date of the occurrence of the Appointment Event; and

•           in the event an Appointment Event occurs and HBP and Fir Tree are able to agree upon a new business plan for SMCG within twelve months after the date of the occurrence of the Appointment Event, the earlier of (x) the sale of the shares of Common Stock held by the Fir Tree Entities and (y) December 31, 2017.

Pursuant to the terms of the HBP Agreement, the Fir Tree Entities are prohibited from selling or transferring any Common Stock prior to the occurrence of a Trigger Event. The HBP Agreement does not restrict HBP from acquiring, selling or transferring any Common Stock beneficially owned by HBP.

The HBP Agreement also provides that upon the occurrence of an Appointment Event, HBP and Fir Tree shall discuss a new business plan for SMCG which can be recommended to SMCG; however, if HBP and Fir Tree shall be unable to agree upon such a new business plan within twelve months following the Appointment Date, then HBP shall seek to pursue an orderly liquidation of SMCG or such other plan acceptable to Fir Tree.

The HBP Agreement terminates on December 31, 2017, unless the parties mutually agree to an earlier termination.

In connection with the HBP Agreement, Fir Tree and HBP have agreed that, upon the occurrence of a Trigger Event, Fir Tree will pay HBP a success fee equal to 30% of the appreciation (if any) of each of the shares of Common Stock held by the Fir Tree Entities over $0.73 per share. Following the occurrence of a Trigger Event, provided that the value of the shares of Common Stock held by the Fir Tree Entities at the time of the Trigger Event exceeds $0.82 per share, Fir Tree has also agreed to pay HBP a consulting fee of $100,000. Any such success fee and consulting fee are payable within 15 days following the occurrence of the Trigger Event. No such success fee or consulting fee paid by Fir Tree shall be reimbursable by SMCG.

PARTICIPANTS IN THE SOLICITATION

The participants in this proxy solicitation are HBP and the HBP nominees (collectively, the “Participants”). As of the date of this filing, HBP owned directly and David H. Lesser owned beneficially through HBP 173,899 shares of SMCG common stock.

None of the Participants or any of their respective associates has any arrangement or understanding with any person with respect to future employment or future transactions with SMCG. None of the Participants or any of their respective associates has any current plans to engage in any transactions with SMCG beyond the transactions disclosed herein. There is no family relationship among any of the HBP Nominees.

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SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

To HBP and the other Participants’ knowledge, no participant in this consent solicitation failed to file on a timely basis the reports required by Section 16(a) of the U.S. Securities Exchange Act of 1934 with respect to the beneficial ownership of SMCG securities at any time during SMCG’s fiscal year ended December 31, 2012.

ABSENCE OF APPRAISAL RIGHTS

Under applicable law, including the laws of Delaware, you do not have appraisal rights in connection with this solicitation of consents and proxies.

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[INFORMATION FROM THE COMPANY’S PROXY STATEMENT]

The SEC’s rules require that HBP include in this Consent Solicitation Statement certain information about SMCG and SMCG’s officers and directors. HBP does not have access to such information. Accordingly, HBP has copied the information presented below from the Current Board’s proxy statement filed with the SEC on August 1, 2013, to the extent such required information is disclosed in that proxy statement. In such information, SMCG is at times referred to as “the Fund”. Neither HBP nor any of the Participants have any knowledge indicating that any statement made by SMCG set forth below is untrue or incomplete; nevertheless, neither HBP nor any of the Participants take any responsibility for the accuracy or completeness of statements taken from public documents and records, including statements prepared by SMCG or on SMCG’s behalf, or for any failure by SMCG to disclose information or events that may affect the significance or accuracy of such information.

Disclosure of Fees Billed by SMCG’s Independent Public Accountant

Under the caption “Independent Auditor Fees and Services,” the Current Board’s proxy statement discloses the following:

Independent Auditor Fees and Services

The following chart reflects fees paid to J.H. Cohn LLP (“JHC”) in the Fund’s last two fiscal years.  All services provided by JHC were pre-approved as required.

Fund
Audit Fees[1]	$20,700/$20,000

Audit-Related Fees[1]	$0.00/$0.00

1 For the Fund’s fiscal years ended December 31, 2011/December 31, 2012.

Current Board’s Nominee-Directors

Under the title “PROPOSAL 1: ELECTION OF DIRECTORS”, the Current Board’s proxy statement discloses the following:

PROPOSAL 1: ELECTION OF DIRECTORS

It is proposed that stockholders of the Fund consider the election of five Directors to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. The individual nominees (the “Nominees”) proposed for election are listed below. Each Nominee currently serves as a Director of the Fund.

Gul Asrani    F. Jacob Cherian    Suhel Kanuga    Thomas Mathew    C.P. Krishnan Nair

Each Nominee has consented to being named in this proxy statement and has agreed to continue to serve as a Director if elected. Biographical information about each Nominee, his ownership of Fund shares and other relevant information, is set forth on Exhibit A hereto.

The persons named as proxies on the accompanying proxy card intend to vote each such proxy for the election of the Nominees, unless stockholders specifically indicate on their proxies the desire to withhold authority to vote for election to office. It is not contemplated that any Nominee will be unable to serve as a Director for any reason, but if that should occur prior to the meeting, the proxy-holders reserve the right to substitute another person or persons of their choice as nominee or nominees.

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[INFORMATION FROM THE COMPANY’S PROXY STATEMENT]

Two of the Nominees, Messrs. Kanuga and Cherian, are “interested persons” of the Fund, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”). The remaining three Nominees are “disinterested” or “independent.” As independent directors of investment companies, the three disinterested Directors play a critical role in overseeing fund operations and policing potential conflicts of interest between the Fund, its officers and service providers. The following table presents information about the Nominees including their principal occupations and other board memberships and affiliations. The address of each Nominee is in care of the Fund at 330 E. 38th Street, New York, New York 10016.

The Fund has standing audit, nominating compensation and pricing committees, each comprised of its Directors who are not “interested persons” of the Fund, as defined in the 1940 Act. The function of the audit committee is (1) to oversee the Fund’s accounting and financial reporting processes and the audits of the Fund’s financial statements and (2) to assist in the Board of Directors’ oversight of the integrity of the Fund’s financial statements, the Fund’s compliance with legal and regulatory requirements and the qualifications, independence and performance of the Fund’s independent registered public accounting firm. A copy of the Fund’s Audit Committee Charter, which describes the audit committee’s purposes, duties and powers, is attached as an Exhibit to the proxy statement.

The Fund’s nominating committee is responsible for selecting and nominating persons as members of the Board of Directors for election or appointment by the Board and for election by stockholders. A copy of the Fund’s Nominating and Compensation Committee Charter is attached as Exhibit D to the proxy statement.  In evaluating potential nominees, including any nominees recommended by stockholders, the committee takes into consideration the factors listed in the Nominating and Compensation Committee Charter, including character and integrity, business and professional experience, and whether the committee believes the person has the ability to apply sound and independent business judgment and would act in the interest of the Fund and its stockholders. The committee will consider recommendations for nominees from stockholders submitted to the Secretary of the Fund, 330 E. 38th Street, New York, New York 10016, and including information regarding the recommended nominee as specified in the Nominating and Compensation Committee Charter.

The function of the compensation committee is to establish the appropriate compensation for serving on the Board. The Fund also has a pricing committee comprised of the Fund’s officers and independent directors, whose function is to assist in valuing the Fund’s investments.

The Fund’s audit committee met twice and its nominating committee met once during the fiscal year ended December 31, 2011. The Fund’s compensation and pricing committees met two times during the Fund’s last fiscal year.

The Fund reimburses Directors for their expenses. The Fund pays remuneration to its officers and Directors, but does not have a bonus, pension, profit-sharing or retirement plan.

The aggregate amount of compensation paid to each Nominee by the Fund for the fiscal year ended December 31, 2011 is disclosed in Exhibit A hereto.

Under the caption “Exhibit A”, the Current Board’s proxy statement discloses the following:

This Exhibit A sets forth information regarding the SMCG Nominees for election at the 2013 Annual Meeting, existing SMCG Board and committee meetings and share ownership. The following table presents information about the SMCG Nominees, including their principal occupations and other board memberships and affiliations. The address of each Nominee is in care of the Fund at 330 E. 38th Street, Suite 30F, New York, New York 10016.

15

[INFORMATION FROM THE COMPANY’S PROXY STATEMENT]

SMCG Nominees(a)

Name, Address and Year of Birth	Position(s) Held with Trust and Length of Time Served	Term of Office	Principal Occupation(s) During the Past 5 Years	Number of Funds in the Fund Complex(b) Overseen by Nominee for Trustee	Other Public Directorships Held by the Nominee
F. Jacob Cherian,(c) 47	Chairman, Chief Executive Officer, Principal Executive Officer & Interested Director	1 year term; served since inception.	Private Investor; Adjunct Professor of International Finance, St. John’s University, Tobin College of Business. Formerly, Partner, Computer Sciences Corporation; Director, KPMG LLP / KPMG Consulting.	1	Director, SMC, since January 2008.

Suhel Kanuga,(c) 38	President, Chief Financial Officer, Chief Compliance Officer, Principal Accounting Officer, Principal Financial Officer, Treasurer, Secretary and Interested Director	1 year term; served since inception	Private Investor. Formerly, Principal, Computer Sciences Corporation; Manager, KPMG LLP.	1	Director, SMC, since January 2008

Gul Asrani,(d) 74	Independent Director	1 year term; served since inception.	Managing Director and Chairman, Kaymo Industries (manufacturing), since 1959; Partner, Kaymo Fasteners Co. (manufacturing and distribution) since 1996	1	Director, Shree Laxmi Wollen Mills Estate Ltd.

Thomas Mathew, 70	Independent Director	1 year term; served since Jan. 25, 2008.	Retired.	1	None.

C.P. Krishnan Nair, 90	Independent Director	1 year term; served since inception.	Founder and Chairman, Leela Hotel Group, since 1957.	1	Leela Hotel Group

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[INFORMATION FROM THE COMPANY’S PROXY STATEMENT]

(a) “Independent Directors” are those Directors who are not “Interested Persons” (as defined in Section 2(a)(19) of the 1940 Act), and “Interested Directors” are those Directors who are “Interested Persons” of the Fund.

(b) The term “Fund Complex” as used herein references the Fund and no other registered investment companies.

(c) Each of Messrs. Cherian and Kanuga is an “Interested Person” of the Fund due to his position as an officer of the Fund.

(d) The Director has authorized the Fund as agent in the United States to receive notice. The Fund’s address is: c/o Millennium India Acquisition Company Inc., 330 East 38th Street, New York, New York 10016.

Board Leadership Structure.  The Company is led by F. Jacob Cherian and Suhel Kanuga. Mr. Cherian has served as the Chairman of the Board and Chief Executive Officer (principal executive officer) and Mr. Kanuga has served as President, Chief Financial Officer, Chief Compliance Officer, Principal Accounting Officer, Principal Financial Officer, Treasurer and Secretary since December 2007.  Each of Messrs. Cherian and Kanuga is an interested person by virtue of his controlling interest in the Company's investment adviser.  The Board of Directors is comprised of Mr. Cherian, Mr. Kanuga and three (3) Independent Directors (i.e. those who are not "interested persons" of the Company, as defined under the 1940 Act).  Governance guidelines provide that the Independent Directors will meet in executive session at each Board meeting and no less than quarterly.

The Company has an Audit Committee with a separate chair.  The Company does not have a Nominating Committee, but the Audit Committee performs the duties of a nominating committee when and if necessary.  Under the Company Articles of Incorporation, By-Laws and governance guidelines, the Chairman of the Board is generally responsible for (a) chairing board meetings, (b) setting the agendas for these meetings and (c) providing information to board members in advance of each board meeting and between board meetings.  Generally, the Company believes it best to have a single leader who is seen by shareholders, business partners and other stakeholders as providing strong leadership.  The Company believes that its Chairman, together with the Audit Committee and the full Board of Directors, provide effective leadership that is in the best interests of the Company, its Fund and each shareholder.

Board Risk Oversight.  The Board of Directors is comprised of Mr. Cherian, Mr. Kanuga and three (3) Independent Directors with an Audit Committee with a separate chair.  The Board is responsible for overseeing risk management, and the full Board regularly engages in discussions of risk management and receives compliance reports that inform its oversight of risk management from Mr. Kanuga in his role as Chief Compliance Officer at quarterly meetings and on an ad hoc basis, when and if necessary.  The Audit Committee considers financial and reporting the risk within its area of responsibilities.  Generally, the Board believes that its oversight of material risks is adequately maintained through the compliance-reporting chain where the Chief Compliance Officer is the primary recipient and communicator of such risk-related information.

Director Qualifications.  Generally, the Company believes that each Director is competent to serve because of his individual overall merits including: (i) experience, (ii) qualifications, (iii) attributes and (iv) skills.  Mr. Cherian has over 19 years of experience in financial services, accounting, valuation and international businesses.  Mr. Cherian holds a Bachelor's degree from Queens College and a Master's degree from St. John’s University and is highly skilled in business restructuring, improving business value, cost reduction and off-shoring strategies as well as possessing a refined understanding of the regulatory framework under which investment companies must operate.  He has also worked for KPMG LLP and JP Morgan & Co and also served as Adjunct Professor of International Finance at St. John’s University.  Mr. Kanuga has over thirteen years of business experience in the investment management and financial advisory business, holds Bachelor’s degrees in Mathematics and Economics from Lawrence University, is highly skilled in portfolio and risk management functions as well as possessing a refined understanding of the regulatory framework under which investment companies must operate.

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[INFORMATION FROM THE COMPANY’S PROXY STATEMENT]

Mr. Gul Asrani has over 43 years of business management, finance and business administration experience.  Mr. Asrani presently serves as Chairman of Kaymo Industries Group, one of the largest industrial fastener companies in India and has a deep understanding of the Indian economy and growing business value in India.  Mr. C.P. Krishnan Nair, a former senior officer of the Indian Navy has over 63 years of experience in management, finance, accounting and international business. Mr. Nair is founder and Chairman of the Leela Hotel Group and has a deep understanding of the Indian economy and growing businesses in India.  Mr. Nair is also the recipient of the prestigious Padma Bhushan, India's highest civilian honor, in 2010, presented by the Honorable President of India, for his exceptional contribution to the nation.  Mr. Thomas Matthew Pulickel has over 41 years international business experience in the automobile industry spanning India, the United States and the Gulf region.  Mr. Pulickel has also served as Senior Adviser to a number of automobile companies on identification of new growth opportunities.  He has a deep understanding of business management and international business practices. The Company does not believe any one factor is determinative in assessing a Director's qualifications, but that collective experience of each Director makes them highly qualified.

The table below indicates the dollar range of each Nominee’s ownership of shares of the Fund’s Common Stock as of December 31, 2012.

Name of Director	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Director in Family of Investment Companies
Gul Asrani	$10,001-$50,000	N/A
F. Jacob Cherian	Over $100,000	N/A
Suhel Kanuga	Over $100,000	N/A
Thomas Mathew	None	N/A
C.P. Krishnan Nair	$10,001-$50,000	N/A

No Independent Directors or any of their immediate family members (i.e., spouse, child residing in their household and certain dependents), owned beneficially any interests in an investment adviser or principal underwriter of the Fund, or a person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with an investment adviser or principal underwriter of the Fund as of December 31, 2012.

Pertaining to the Board

Under the caption “Pertaining to the Board”, the Current Board’s proxy statement discloses the following:

The Fund held 2 Board meetings during the last fiscal year.

The Fund does not have a formal policy regarding Directors’ attendance at annual meetings of stockholders

All Nominees attended at least 75% of all Board and committee meetings, as applicable, held in the last fiscal year during the period for which they were Board members.

Compensation Table

Under the caption “Compensation”, the Current Board’s proxy statement discloses the following:

The aggregate amount of compensation paid to each Nominee by the Fund for the fiscal year ended December 31, 2012 was as follows:

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[INFORMATION FROM THE COMPANY’S PROXY STATEMENT]

Name of Person, Position	Aggregate Compensation from Fund		Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from Fund and Fund Complex Paid to Directors
Gul Asrani, Director	$4,500		None	N/A	$4,500	(c)
F. Jacob Cherian, Director, Chairman and Chief Executive Officer	$250,000	(b)	None	N/A	$250,000	(b)
Suhel Kanuga Director, President, Chief Financial Officer, Chief Compliance Officer, Principal Accounting Officer, Principal Financial Officer, Treasurer & Secretary	$250,000	(b)	None	N/A	$250,000	(b)
Thomas Mathew Director and Chairman of the Audit Committee and Nominating and Compensation Committee	$4,500		None	N/A	$4,500	(c)
C.P. Krishnan Nair Director	None		None	N/A	None	(a)

(a) Mr. Nair has disclaimed any interest in compensation from the Fund to which he is otherwise entitled for his services as Independent Director.

(b) Beginning in 2008, officers of the Fund receive compensation in their capacity as employees of the Fund but do not receive any compensation for their services as Directors of the Fund. This payment may be paid in advance as a lump sum at the option of the officers. The officers received no compensation for their services for the fiscal year ended December 31, 2007. For 2009, Messrs. Kanuga and Cherian have voluntarily deferred 30% of the compensation they are entitled to receive for serving as officers of the Fund until such time as a liquidity event takes place, whereupon the proceeds of such a liquidity event would be used to pay any and all such accumulated deferred compensation. A liquidity event is where the Fund raises additional working capital including through divestment of all or a portion of its investments.  For 2010, Messrs. Kanuga and Cherian have voluntarily deferred 100% of the compensation they are entitled to receive for serving as officers of the Fund until such time as a liquidity event takes place, whereupon the proceeds of such a liquidity event would be used to pay any and all such accumulated deferred compensation. A liquidity event is where the Fund raises additional working capital including through divestment of all or a portion of its investments. For 2011, Messrs. Kanuga and Cherian have each received $125,000, voluntarily deferring 50% of the compensation they are entitled to receive for serving as officers of the Fund until such time as a liquidity event takes place, whereupon the proceeds of such a liquidity event would be used to pay any and all such accumulated deferred compensation. For 2012, Messrs. Kanuga and Cherian have each received $200,000, voluntarily deferring 20% of the compensation they are entitled to receive for serving as officers of the Fund until such time as a liquidity event takes place, whereupon the proceeds of such a liquidity event would be used to pay any and all such accumulated deferred compensation. A liquidity event is where the Fund raises additional working capital including through divestment of all or a portion of its investments.

(c) For 2010,  Messrs. Asrani and Mathew have voluntarily deferred 100% of the compensation they are entitled to receive for serving as directors of the Fund until such time as a liquidity event takes place, whereupon the proceeds of such a liquidity event would be used to pay any and all such accumulated deferred compensation. A liquidity event is where the Fund raises additional working capital including through divestment of all or a portion of its investments.

19

[INFORMATION FROM THE COMPANY’S PROXY STATEMENT]

Beneficial Ownership of Shares

Under the caption “Beneficial Ownership of Shares”, the Current Board’s proxy statement discloses the following:

This section sets forth information for the Fund regarding the beneficial ownership of its shares as of August 1, 2013, by the Nominees of the Fund owning shares on such date and by any shareholders owning 5% or more of the Fund’s outstanding shares.

As of August 1, 2013, the Fund’s Directors and officers, as a group, owned approximately 4.67% of the Fund’s outstanding common stock, and individually, as follows:

Name of Beneficial Owner and Director	Shares of Common Stock Owned	Percent of Shares Owned
F. Jacob Cherian*	170,915	2.08%
Suhel Kanuga*	170,915	2.08%
C.P. Krishnan Nair**	24,067	0.30%
Gul Asrani**	18,008	0.22%
All Directors and executive officers as a group	383,905	4.67%

* Director and officer of the Fund.

** Independent Director of the Fund.

Based on information provided by the Fund’s transfer agent, Cede & Co. held of record approximately 88.11% of the outstanding Common Stock of the Fund, and no other person directly owned 5% or more of the outstanding shares of Common Stock of the Fund on August 1, 2013.

Based on information obtained by reviewing required filings with the Securities and Exchange Commission on Forms 3 and 4, SC 13D and SC 13G, entities owning 5% or more of the Fund’s common stock have reported their ownership of Fund shares as indicated below. The most recent such filing was made on Form SC 13D/A on February 10, 2012.

Unless otherwise indicated, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder, except to the extent authority is shared by spouses under applicable law.

Name of Beneficial Owner	Amount of Beneficial Ownership	Percentage Ownership

Fir Tree Master Value Fund, LP and Fir Tree Capital Opportunity Master Fund, LP (1)	1,370,692	16.7%

Hartz Capital, Inc. and Hartz Capital Investments, LLC (2)	1,258,600	13.90%

Pine River Capital Management L.P. (3)	393,787	3.7%

Sanlam Investment Holdings Ltd. (4)	1,360,391	16.55%

Brightline Capital Management, LLC and Edward B. Smith, III (5)	42,500	0.5%

20

[INFORMATION FROM THE COMPANY’S PROXY STATEMENT]

(1)	Based on information contained in Form 3 jointly filed by Fir Tree, L.L.C., Fir Tree, Inc., Camellia Partners, LLC, Jeffrey Tannenbaum and Andrew Fredman on January 28, 2008 and February 10, 2012. Fir Tree, L.L.C. is the general partner of Fir Tree Value Master Fund, LP, a Cayman Islands exempted limited partnership (“Fir Tree Value”). Camellia Partners, LLC is the general partner of Fir Tree Capital Opportunity Master Fund, LP, a Cayman Islands exempted limited partnership (“Fir Tree Capital Opportunity”). Fir Tree, Inc. is the investment manager of both Fir Tree Value and Fir Tree Capital Opportunity
(2)	Based on information contained in a Schedule 13G filed by Hartz Capital, Inc. and Hartz Capital Investments, LLC on June 12, 2008.
(3)	Based on information contained in a Schedule 13G jointly filed on January 21, 2010, by Pine River Capital Management L.P., Nisswa Acquisition Master Fund Ltd. and Mr. Brian Taylor, who share voting and investment control over these securities. Mr. Brian Taylor, serves as a principal of each such company.
(4)	Based on information contained in a Schedule 13D/A jointly filed on April 9, 2010, by Sanlam Investment Holdings Ltd, Sanlam International Investment Partners Limited, and Sanlam Limited, who share voting and investment control over these securities.
(5)	Based on information contained in a Schedule 13G/A filed jointly on February 11, 2011, by Brightline Capital Management, LLC, Nick Kehra, and Edward B. Smith, III. Mr. Smith has exclusive voting rights over 42,500 shares.

* Director and officer of the Fund.

** Independent Director of the Fund.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the caption “Section 16(a) Beneficial Ownership Reporting Compliances”, the Current Board’s Proxy statement discloses the following:

To the Fund’s knowledge, all of its officers, Directors and holders of more than 10% of its Common Stock complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, during the fiscal year ended December 31, 2012. In making this disclosure, the Fund has relied solely on written representations of such persons and on copies of reports that have been filed with the Securities and Exchange Commission.

Stockholder Proposals

Under the caption “Other Matters”, the Current Board’s proxy statement discloses the following:

The Fund’s Board is not aware of any other matter which may come before the meeting. However, should any such matter properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matter.

Proposals that stockholders wish to include in the Fund’s proxy statement for the Fund’s next Annual Meeting of Stockholders must be sent to and received by the Fund no later than December 31, 2013 at the principal executive offices of the Fund at 330 E. 38th Street New York, New York 10016, Attention: Secretary of the Fund. The date after which notice of a stockholder proposal is considered untimely, except as otherwise permitted under applicable law, is March 15, 2014.

Stockholders who wish to communicate with Directors should send communications to the attention of the Secretary of the Fund, 330 E. 38th Street, New York, New York 10016, and communications will be directed to the Director or Directors indicated in the communication or, if no Director or Directors are indicated, to the Chairman of the Board of Directors.

21

IMPORTANT

Be sure to execute the enclosed consent card labeled “WHITE CONSENT CARD.” We urge you not to execute any proxy card, consent or revocation of consent that is sent to you by SMCG.

If any of your shares are held in the name of a bank, broker or other representative, please contact the person responsible for your account and direct him or her to respond as you direct in respect of the “WHITE CONSENT CARD”, and to CONSENT to all of HBP’s proposals.

If you have any questions, require assistance in voting the “WHITE CONSENT CARD” or any voting instruction form relating to the “WHITE CONSENT CARD” or need additional copies of these consent materials, please call David Lesser at +1 (212) 750-0371 or email him at david@dlesser.com.

PLEASE MARK, SIGN, DATE AND MAIL THE ENCLOSED “WHITE CONSENT CARD” PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. BY MARKING, SIGNING, DATING AND RETURNING THE ENCLOSED “WHITE CONSENT CARD ”.

September 4, 2013

22

MILLENNIUM INDIA ACQUISITION CO. INC. (“SMCG”)

Written Consent of Shareholders

Solicited by

Hudson Bay Partners, LP; David H. Lesser; Arun Mittal; Habib Yunus; Dionisio D’Aguilar; and Jesse Derris

(the “Participants”)

THIS WHITE CONSENT CARD, WHEN PROPERLY MARKED, SIGNED, DATED AND RETURNED, SHALL BE DELIVERED TO SMCG BY HUDSON BAY PARTNERS, LP, ONE OF THE PARTICIPANTS NAMED ABOVE, AS SOON AS THE PARTICIPANTS HAVE RECEIVED A SUFFICIENT NUMBER OF SUCH CARDS TO CONSTITUTE THE CONSENT OF THE HOLDERS OF A MAJORITY OF SMCG STOCK TO THE ACTIONS FOR WHICH CONSENT IS SOUGHT ON THE OPPOSITE SIDE HEREOF, AT WHICH TIME THE CURRENT DIRECTORS OF SMCG SHALL BE REMOVED AND THE INDIVIDUAL PARTICIPANTS ELECTED IN THEIR PLACE.

Continued and to be signed on reverse side

REGISTERED HOLDERS of common stock of Millennium India Acquisition Co. Inc. (“SMCG”) must mark, sign, date and return this white consent card in order to consent in respect of the matters addressed herein.

BENEFICIAL OWNERS of common stock of SMCG must provide voting instructions to the person holding shares of such common stock on such beneficial owner’s behalf, in order to consent in respect of the matters addressed herein:

PROVIDE VOTING INSTRUCTIONS BY MAIL

Mark, sign and date this white consent card and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

PROVIDE VOTING INSTRUCTIONS BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on November 3, 2013. Have your information in hand when you call and then follow the instructions.

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

Unless otherwise indicated below, the undersigned, stockholder of record of Millennium India Acquisition Company, Inc.. (“SMCG”) as of September 4, 2013, hereby consents pursuant to Section 228 of the General Corporation Law of the State of Delaware with respect to all shares of common stock of the Company, par value $0.0001 per share, held by the undersigned to the taking of the following actions without a meeting of the stockholders of SMCG:

TO CONSENT TO THE FOLLOWING PROPOSALS AND VOTE BY PROXY, AS INDICATED, MARK THE BOXES IN BLUE OR BLACK INK:

Proposal No. 1

Remove without cause all members of the SMCG Board of Directors, including Gul Asrani, F. Jacob Cherian, Suhel Kanuga, Thomas Mathew, C.P. Krishnan Nair and all other persons (other than any individual Participants) elected or appointed to fill any Board vacancy or directorship created after August 1, 2013 and on or before November 3, 2013.

	Consent:	☐
	Withhold Consent:	☐
	Abstain:	☐

Proposal No. 2

Elect David H. Lesser, Arun Mittal, Habib Yunus, Dionisio D’Aguilar and Jesse Derris to serve as the members of the Board of Directors of SMCG until the next annual meeting of shareholders and until their successors are duly elected and qualified.

	Consent:	☐
	Withhold Consent:	☐
	Abstain:	☐
Proposal No. 3 Repeal as null all modifications of the SMCG By-laws enacted after August 1, 2013 and on or before November 3, 2013.	Consent:	☐
	Withhold Consent:	☐
	Abstain:	☐

Signature of Stockholder	Signature of Joint Stockholder (if applicable)

Date	Name and Title of Representative (if applicable)

Sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator or other fiduciary, give title. If a corporation or partnership, sign in entity full name by authorized individual.

THIS WHITE CONSENT CARD IS VALID ONLY WHEN MARKED, SIGNED, DATED AND RETURNED